SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
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AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

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AKERNA CORP.
1630 Welton St., Floor 4
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2020

To the Stockholders of Akerna Corp.:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Akerna Corp. (the “Company”), to be held at the Company’s headquarters at 1630 Welton St., Denver, Colorado 80202, on November 30, 2020, at 9:00 a.m., Mountain Time, to consider and vote upon the following proposals:

1.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the stub-period ending December 31, 2020;

2.	To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 8, 2020 (the "Securities Purchase Agreement"), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes (the “Nasdaq 20% Cap Removal Proposal”);

3.	To approve an amendment to the Company’s Amended and Restated 2019 Long Term Incentive Plan to clarify that Incentive Stock Options can only be issued to employees of the Company, a subsidiary of the Company or parent of the Company (the “Incentive Plan Amendment”); and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR, “FOR” THE APPROVAL OF THE NASDAQ 20% CAP REMOVAL PROPOSAL AND “FOR” THE INCENTIVE PLAN AMENDMENT.

The Board has fixed the close of business on October 23, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Each share of our common stock is entitled to one vote on the appointment of auditors, the Nasdaq 20% Cap Removal Proposal and the Incentive Plan Amendment. Our special voting share is entitled to one vote per a common stock equivalent pursuant to its terms on the appointment of auditors, the Nasdaq 20% Cap Removal Proposal and the Incentive Plan Amendment. A list of stockholders as of the Record Date will be available at the Annual Meeting for inspection by any stockholder. Stockholders will need to register at the Annual Meeting to attend the Annual Meeting. If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Annual Meeting. Please bring that documentation to the Annual Meeting.

Your vote is important. You are requested to carefully read the accompanying Proxy Statement for a more complete statement of matters to be considered at the Annual Meeting. The affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the Company’s independent registered public accounting firm. The affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Nasdaq 20% Cap Removal Proposal and the Incentive Plan Amendment.

The Company is carefully monitoring the public health impact of the coronavirus (COVID-19) on a daily basis, and may decide to forego the physical Annual Meeting in favor of a virtual-only Annual Meeting or some other alternative depending on the situation. While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, shareholders, employees and other stakeholders. In the event the Company decides to hold a virtual Annual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible pursuant to a press release, a notice on our Website and/or additional proxy materials we file with the Securities and Exchange Commission and distribute to you.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR, “FOR” THE APPROVAL THE NASDAQ 20% CAP REMOVAL PROPOSAL AND “FOR” THE INCENTIVE PLAN AMENDMENT.

By Order of the Board,

/s/ John Fowle
John Fowle
Chief Financial Officer and Secretary

November 9, 2020

AKENA CORP.
1630 Welton St., Floor 4
Denver, Colorado 80202

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS
to be held on November 30, 2020, at 9:00 a.m., Mountain Time at the
Company’s Headquarters at 1630 Welton St., Floor 4, Denver, Colorado 80202

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has delivered these materials to you and made them available to you on the Internet in connection with the Company’s solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on November 30, 2020, at 9:00 a.m., Mountain Time, at the Company’s headquarters at 1630 Welton St., Denver, Colorado 80202, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about October 30, 2020. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this Proxy Statement, we refer to Akerna Corp. as the “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

●	This Proxy Statement for the Annual Meeting; and

●	The Company’s Annual Report on Form 10-K for the year ended June 30, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2020 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

How can I get electronic access to the proxy materials?

You can access the proxy materials, including this Proxy Statement and the Annual Report on the Internet at www.cstproxy.com/akerna/2020. You can also elect to receive future proxy materials by email at that site. Following your review of this Proxy Statement you can vote your shares at www.cstproxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the stub-period ending December 31, 2020;

2.	To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 8, 2020 (the "Securities Purchase Agreement"), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes (the “Nasdaq 20% Cap Removal Proposal”);

3.	To approve an amendment to the Company’s Amended and Restated 2019 Long Term Incentive Plan to clarify that Incentive Stock Options can only be issued to employees of the Company, a subsidiary of the Company or parent of the Company (the “Incentive Plan Amendment”); and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

Ratification of Marcum LLP

Our Board unanimously recommends that the stockholders vote “FOR” the ratification of appointment of Marcum LLP as the Company’s independent registered public accounting firm for the stub-period ending December 31, 2020.

Nasdaq 20% Cap Removal Proposal

Our Board unanimously recommends that stockholders vote “FOR” the approval of the Nasdaq 20% Cap Removal Proposal as presented in this Proxy Statement.

Incentive Plan Amendment

Our Board unanimously recommends that the stockholders vote “FOR” the Incentive Plan Amendment.

Who can vote at the 2019 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock on October 23, 2020 (the “Record Date”) may attend and vote at the Annual Meeting. Additionally, Odyssey Trust Company as the trustee holding our outstanding special voting share may attend and vote and the Annual Meeting.

How many votes am I entitled to per share?

Each share of common stock entitles the holder thereof to one vote on each proposal at the Annual Meeting. There were 14,685,932 shares of common stock outstanding on the Record Date. Additionally, our special voting share is entitled to vote a number of shares equivalent to 2,667,349 shares of our common stock on each proposal at the Annual Meeting. There are no cumulative voting rights. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information — Principal Stockholders” of this Proxy Statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record.    If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company and you received a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form” delivered to you.

If I am a stockholder of record of the Company’s voting stock, how do I vote?

There are three ways to vote:

●	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by going to www.cstproxyvote.com and using the code written on your poxy card to access your proxy electronically.

●	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

Even if you plan to attend the Annual Meeting, it is strongly recommended you vote by proxy via the Internet or complete and return your proxy card before the Annual Meeting date just in case your plans change.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

●	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

●	By Mail. You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint Jessica Billingsley, our Chief Executive Officer and Chairman of the Board, and John Fowle, our Chief Financial Officer and Secretary, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to their best judgment to the extent permissible by applicable law.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, including this Proxy Statement and the Annual Report, stockholders may contact us as follows:

AKERNA CORP.
1630 Welton St., Floor 4
Denver, Colorado 80202
Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at 1630 Welton St., Floor 4, Denver, Colorado 80202, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is the holders of a majority of the issued and outstanding voting shares as of the Record Date and entitled to vote at the Annual Meeting, be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when brokers or others who hold shares in street name for a beneficial owner that has not provided instructions on how to vote on a particular matter. Matters on which a broker is not permitted to vote without instructions from the beneficial owner and instructions are not given are referred to as “non-routine” matters.

The ratification of auditors is “routine” and as such a matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions. Therefore, broker non-votes will have an effect on the outcome of this proposal.

The Nasdaq 20% Cap Removal Proposal and the Incentive Plan Amendment are “non-routine” matters on which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. Therefore, abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome on the Nasdaq 20% Cap Removal Proposal and the Incentive Plan Amendment.

How many votes are required to approve each of the proposals?

Ratification of Marcum LLP

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year 2020 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have no effect on the outcome of the proposal to ratify the appointment of Marcum LLP. In tabulating the voting results for the ratification of auditors, broker non-votes are considered votes cast and therefore will have an effect on the outcome of such proposal.

Nasdaq 20% Cap Removal Proposal

The Nasdaq 20% Cap Removal Proposal requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will reduce the absolute number, but not the overall percentage, of affirmative votes required to approve the advisory vote on executive compensation. Therefore, abstentions and broker non-votes will have no effect on the outcome of such proposal.

Incentive Plan Amendment

The Incentive Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes, which are not considered “votes cast,” will reduce the absolute number, but not the overall percentage, of affirmative votes required to approve the advisory vote on executive compensation. Therefore, abstentions and broker non-votes will have no effect on the outcome of such proposal.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” the ratification of appointment of the Company’s independent auditor, “FOR” the Nasdaq 20% Cap Removal Proposal and for “FOR” the Incentive Plan Amendment.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the solicitation of proxies?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

Do I have any appraisal rights?

None of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the proposals at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Are there any other matters to be handled at the Annual Meeting?

We are not currently aware of any business to be acted upon at the Annual Meeting other than the proposals discussed in this Proxy Statement. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or at any adjournment(s) or postponement(s) of the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Common Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.

Who can help answer my questions?

You can contact our Secretary, John Fowle, at (888) 932-6537 or by sending a letter to John Fowle at the Company’s headquarters at Akerna Corp., 1630 Welton St., Floor 4, Denver, Colorado 80202 with any questions about the proposals described in this Proxy Statement or how to execute your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2020

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, the Annual Report and Proxy Card are available at www.cstproxy/akerna/2020. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the Securities and Exchange Commission.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name	Age	Position
Jessica Billingsley	43	Chairman of the Board and Chief Executive Officer(3)
Scott Sozio	40	Director(3)
Matthew R. Kane	40	Director(1)
Tahira Rehmatullah	38	Director(1)
Mark Iwanowski	65	Director(3)
John Fowle	42	Chief Financial Officer and Secretary
Nina Simosko	52	Chief Commerical Officer
Ray Thompson	50	Chief Operating Officer
David McCullough	44	Chief Technology Officer

(1)	Class I director.

(2)	Class II director.

(3)	Class III director.

Jessica Billingsley has served as Chief Executive Officer and director since the consummation of our merger on June 17, 2019, and Chairman of the Board since July 2019. Ms. Billingsley co-founded MJF, our wholly-owned subsidiary, in 2010 and served as President of MJF from 2010 to April 2018 and Chief Executive Officer since May 2018. An early investor in one of Colorado’s first legal medical cannabis businesses, Ms. Billingsley created the category of cannabis seed-to-sale technology after seeing the need first-hand. Prior to MJF, Ms. Billingsley was the founder and chief executive officer of Zoco, a technology services firm with clients across the United States. Ms. Billingsley has 20 years of technology and systems experience with rapidly scaling businesses and founded her first business at the age of 22. Ms. Billingsley has served on the board of the National Cannabis Industry Association from 2012 to 2019 and has served on the board of the Cannabis Trade Federation since 2019. Ms. Billingsley was named one of Fortune’s 10 most promising women entrepreneurs in 2015 and named one of Inc. Magazine’s 100 Female Founders in 2018. Ms. Billingsley holds a dual degree from the University of Georgia in Computer Science and Communications. Ms. Billingsley was selected to serve on our Board based on her extensive experience with technology and systems companies, broad experience in the telecommunications industry, and her background as an entrepreneur.

Scott Sozio has served as a director since October 2018, prior to the consummation of our merger on June 17, 2019. From October 2018 until the consummation of the merger on June 17, 2019, Mr. Sozio served as President and Secretary of Akerna. From September 2017 and until the merger in June 2019, Mr. Sozio served as the chief executive officer and a director of MTech Acquisition Corp. Since July 2019, Mr. Sozio has served as Head of Corporate Development., Mr. Sozio is the co-founder of Hypur Ventures and since June 2016, has served as its managing director. Since April 2015, Mr. Sozio has served as a director of Hypur Inc., a financial technology firm focused on banking compliance. Since September 2016, Mr. Sozio has served as a director of Simplifya Holdings, LLC, a cannabis compliance technology business, both portfolio companies of Hypur Ventures. Since February 2013, Mr. Sozio has served as a partner in Van Dyke Holdings, where he is responsible for its private investment portfolio. Prior to joining Van Dyke Holdings, Mr. Sozio was a vice president of Bay Harbour Management L.C., a distressed-debt focused hedge fund. He joined Bay Harbour in 2004 after working in the Financial Restructuring Advisory Group at CIBC World Markets. Mr. Sozio is the former Chairman of Island One, Inc., a timeshare company based in Florida (from 2011 to 2012), and acquired by Diamond Resorts as part of Diamond’s initial public offering, and a former director of Great Destinations, Inc., a timeshare sales business based in California (from 2013 to 2016), and acquired by Interval International in 2016. Mr. Sozio holds a B.A. in Architecture from Columbia University. Mr. Sozio was selected to serve on our Board based on his extensive experience in finance and investment management and his broad experience with working with cannabis companies.

Matthew R. Kane has served as a director since the consummation of our merger on June 17, 2019. Since December 2015, Mr. Kane has served as a director or MJF. In 2002, Mr. Kane co-founded and served as co-chief executive officer of Green Shades Software, Inc., a human resources, payroll and tax reporting software company, until 2019 where he has since served as a board member. Additionally, Mr. Kane has served as chief executive officer of Welltality, a health care technology start-up, from 2014 to 2018, where he has since served as a board member. He received his bachelor’s degree in Computer Information Systems from Jacksonville University in 2001, an MBA from the Warrington College of Business at the University of Florida in 2006, and a Masters in Information and Data Service at the University of California, Berkeley in 2020. He previously served for 11 years on the board of Jacksonville University from 2007 to May 2018 and was reappointed in 2019. Mr. Kane was selected to serve on our Board based on his extensive experience in in the software technology applications industry.

Tahira Rehmatullah has served as a director since consummation of our merger on June 17, 2019. Since October 2018, prior to the merger and until consummation of the merger in June 2019, Ms. Rehmatullah served as Vice President and Treasurer. Since 2016, Ms. Rehmatullah has been president of T3 Ventures, a strategy and management consulting firm. From September 2017 to June 2019, Ms. Rehmatullah was the chief financial officer of MTech Acquisitions Inc. From 2016 to 2019, Ms. Rehmatullah was a managing director of Hypur Ventures, where she was responsible for portfolio company management as well as investment sourcing and execution. From June 2017 to June 2018, Ms. Rehmatullah served as a director of Dope Media, a cannabis media company and portfolio company of Hypur Ventures. Prior to joining Hypur Ventures, from 2014 to 2016 Ms. Rehmatullah served as the general manager of Marley Natural, a cannabis brand based on the life and legacy of Bob Marley, where she was responsible for the brand launch as well as managing its day-to-day operations. From 2014 to 2016, Ms. Rehmatullah served as an investment manager at Privateer Holdings, a private equity firm with investments in the legal cannabis industry. Prior to her activities in the cannabis industry, from 2011 to 2012, Ms. Rehmatullah was a portfolio manager at City First Enterprises where she was responsible for underwriting, structuring and managing deals for their community development and investment portfolio. From 2007 to 2011, Ms. Rehmatullah was an associate at Perry Capital where she led research initiatives for the asset-backed securities team. Her career began in Ernst & Young’s Financial Services Advisory practice in 2005. Ms. Rehmatullah holds an M.B.A. from the Yale School of Management and a B.S. in Finance and minor in Life Sciences from The Ohio State University. Ms. Rehmatullah was selected to serve on our Board based on her extensive experience in finance and investment management and her broad experience working with cannabis companies

Mark D. Iwanowski has served as a director since the consummation of the merger on June 17, 2019. Since May 2019, Mr. Iwanowski has served as a director of MJF. Mr. Iwanowski is the founder of Global Visions-Silicon Valley, Inc., a global consulting group focused on venture, mergers and acquisitions, and turnarounds, and has served as its president and chief executive officer since August 2011. Mr. Iwanowski advises and invests in a variety of early stage companies and is an experienced veteran in the international technology sector. Recent projects including overseeing the selection, mentoring and seed funding of approximately 20 start-up companies in the Republic of Georgia. Mr. Iwanowski also serves on the Virgin Galactic advisory board, which recently made it first successful commercial flight into space. Mr. Iwanowski was a managing director with Trident Capital from April 2005 to November 2011. During this time, Mr. Iwanowski also served as chairman of Neohapsis (KSR INC) a cyber-security firm that was then acquired by Cisco from 2006 to 2010. From 2002 to 2005, Mr. Iwanowski was senior vice president - Global IT and chief information officer for Oracle Corporation (NYSE: ORCL). Prior to Oracle, Mr. Iwanowski co-managed an outsourcing business at Science Applications International Corp (NASDAQ: SAIC) and served as its chief operating officer - Telecom and IT Outsourcing Business Unit from 1997 to 2002. Mr. Iwanowski served as a principal at Quantum Magnetics, an airport explosive detection system company, as a general manager and vice president from 1995 to 1997. Mr. Iwanowski also held executive positions with Raytheon (NASDAQ:RTN) as the vice president of Business Development from 1993 to 1995, and was a principal at Applied Remote Technology, an underwater robotics company that was acquired by Raytheon (NASDAQ:RTN), serving as its executive vice president - business development from 1991 to 1993. Mr. Iwanowski played professional football from 1978 to 1980 with the New York Jets, Oakland Raiders and Kansas City Chiefs. Mr. Iwanowski received an MBA from National University in 1989, an MS in Engineering from California Institute of Technology in 1979, and a BS in Engineering from the University of Pennsylvania in 1977. Mr. Iwanowski was selected to serve on our Board based on his extensive experience in business operation and public companies.

John Fowle has served as Chief Financial Officer since December 17, 2019. From May 2019 through December 2019, Mr. Fowle served as Chief Financial Officer of Rev360, an optometry software and business services company. During that time, Mr. Fowle oversaw the company’s financial operations and risk management functions and supported the company’s strategic divestiture of the software business unit. From July 2015 through May 2019, Mr. Fowle served as Vice President, Corporate Controller and Officer of Welltok, Inc., an emerging-growth, data-driven, enterprise SaaS company that delivers the healthcare industry’s leading consumer activation platform. From May 2013 through July 2015, Mr. Fowle served as Corporate Controller of Clarient Diagnostic Services, Inc., a NeoGenomics Company, a specialty molecular biology laboratory focused on cancer diagnostics, testing and research. Prior to that, Mr. Fowle held a variety of increasingly responsible senior financial management positions in GE Healthcare, Panasonic Avionics and Freedom Communications. Mr. Fowle holds a Bachelor of Science degree in Business Administration from the University of Southern California, a Master of Business Administration from the University of California, Irvine, and is a Certified Public Accountant.

Nina Simosko has served as Chief Revenue Officer/Chief Commercial Officer since September 23, 2019. From Feb 2015 through 2018, Ms. Simosko served as president, chief executive officer, and chief product officer of NTT Innovation Institute Inc., a Silicon Valley-based innovation center for NTT Group, one of the world’s largest information and communications technology companies. From Feb 2013 through July 2015, Ms. Simosko was responsible at Nike, Inc. for leading the creation and execution of the Nike technology strategy, planning and operations world-wide. Additionally, from February 2013 through February 2015, Ms. Simosko served on the advisory board of Appcelerator. From August 2012 through August 2014, Ms. Simosko served on the advisory board of Taulia, Inc. and from October 2012 through October 2014 served on the advisory board of K2Partnering Solutions. From June 2004 through May 2012, Ms. Simosko was the senior vice president of the Global Premier Customer Network of the SAP America, Inc. (“SAP”). At SAP, she led both the PCN Center of Excellence and SAP’s Global Executive Advisory Board. During her tenure, she was a part of SAP’s Global Ecosystem & Partner Group which was charged with continuing to build and enable an open ecosystem of software, service and technology partners together with SAP’s communities of innovation. Additionally, she served as the global chief operating officer for the worldwide Customer Education organization, responsible for driving more than half a billion euros in global education software and services revenue, as well as the senior vice president of the SAP’s Education Sales. From July 2008 through June 2011, Ms. Simosko served as a director of Reading Partners. From May 2000 through June 2004, Ms. Simosko served as the executive director of Siebel University and Worldwide Maintenance Renewal Sales, where she was responsible for $100M in annual revenues. From April 1998 through April 2000, Ms. Simosko served as the senior sales and marketing director of Oracle Corporation’s, Oracle Education (Americas Division), where she managed a P&L for a $13M annual budget. Ms. Simosko currently serves on the advisory board of: since January 2018, Silicon Valley in Your Pocket; since January 2015, AppOrchid; since September 2014, Reflection; since May, DeepSense.ai; and since June, 2019 Scanta, Inc. Ms. Simosko holds a Bachelor of Arts degree from Montclair State University where she graduated cum laude.

Ray Thompson has served as Chief Operating Officer since November 2018. From November 2016 to January 2018, Mr. Thompson worked as the head of customer and sales Operations for Gloo, a people development SaaS company. During that time, Mr. Thompson reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as corporate senior vice president of VisionLink, a multiagency humanitarian software platform, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson served in various executive sales and marketing roles across multiple technologies companies. Mr. Thompson holds a Masters in Business Administration from the University of Denver.

David McCullough has served as Chief Technology Officer of Akerna since July 1, 2020. Mr. McCullough has been with Akerna and MJF since 2015, previously serving as Akerna's executive vice president of product & engineering. Before joining MJF, Mr. McCullough was the Chief Technology Officer of StudentPublishing.com, during that time, he actively managed the technical aspects of Student Publishing’s sale to and system integration with lulu.com. Mr. McCullough has over 16 years of software engineering experience, including extensive government systems experience. Mr. McCullough has previously served as a profession at New Mexico State University where he taught courses in data communications and networking. Mr. McCullough holds a master's degree in Computer Science. MCSE, CCNP, A+. N+.

Board Qualifications

Our Board has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the board of directors to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Our officers and board of directors will be composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described above, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our board of directors are divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at the 2022 annual meeting of stockholders, the directors in Class II have a term expiring at the 2020 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2021 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah, there are currently no Class II directors, and the Class III directors are Jessica Billingsley, Scott Sozio, and Mark Iwanowski.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Amended and Restated Bylaws as it deems appropriate.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

None of the Directors of Akerna are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of Matthew R. Kane, Tahira Rehmatullah and Mark Iwanowski are independent in accordance with the Nadsaq listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors.

Meetings of the Board and Committees

The Board met on 9 occasions during the fiscal year ended June 30, 2020. None of the incumbent directors attended fewer than 75% of the board meetings. Board members are not required to attend the Annual Meeting.

There are three committees of the Board: the Audit Committee; the Nominating Committee; and the Compensation Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s website at www.akerna.com, which complies with the requirements of Rule 10A-3 of the Exchange Act.

The Audit Committee consists of Matthew R. Kane, Tahira Rehmatullah and Mark Iwanowski, each of whom is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that Mr. Iwanowski qualifies as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background. Mr. Kane serves as chairperson of the Audit Committee.

The Audit Committee’s duties, include, but are not limited to: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and (xii) approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee met 9 times during the fiscal year ended June 30, 2020.

Nominating Committee

Our Board adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.akerna.com.

The Nominating Committee consists of Tahira Rehmatullah and Mark Iwanowski. Ms. Rehmatullah serves as chairperson of the Nominating Committee. Specific responsibilities of the Nominating Committee include: (i) identifying, evaluating and selecting, or recommending that board of directors approve, nominees for election to board of directors; (ii) evaluating, on an annual basis, the performance of board of directors and of individual directors; (iii) establishing subcommittees for the purpose of evaluating special or unique matters; (iv) evaluating the adequacy of corporate governance practices and reporting; (v) reviewing management succession plans; and (vi) developing and making recommendations to board of directors regarding corporate governance guidelines and matters.

The Nominating Committee met 3 times in the fiscal year ended June 30, 2020.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Nominating Committee.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.akerna.com.

The Compensation Committee consists of Ms. Rehmatullah, Mr. Iwanowski and Mr.Kane. Mr. Iwanowski serves as chairperson of the Compensation Committee.

The Compensation Committee has the overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee did not engage any advisory firm as a compensation consultant in fiscal 2020.

The Compensation Committee met 9 times during the fiscal year ended June 30, 2020.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

Audit Committee Report*

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Nasdaq listing rules. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Mark Iwanowski as the “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on the Corporation’s website at www.akerna.com.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for stockholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2020.

First, the Audit Committee discussed with Marcum those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Marcum the independence of Marcum and received from Marcum the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Marcum, the Company’s audited financial statements for the fiscal year ended June 30, 2020 and the related management’s discussion and analysis to be included in the Corporation’s Annual Report on Form 10-K.

Based on the discussions with Marcum concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by:

Audit Committee of the Board of Directors

/s/ Matthew R. Kane

/s/ Mark Iwanowski

/s/ Tahira Rehmatullah

Board Leadership Structure and Role in Risk Oversight

Our Board currently consists of six directors. The Board has not appointed a lead independent director. Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board may re-evaluate the need for a lead independent director.

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Akerna Corp.

1630 Welton St., Floor 4

Denver, CO 80202

Attention: Secretary

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Akerna Corp. 1630 Welton St., Floor 4, Denver, CO 80202, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. To be timely for a special meeting of the stockholders called for the purpose of electing directors, a stockholder’s written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not later than thirty (30) days after the prior meeting of stockholders and no later than one hundred and eighty (180) days before the first anniversary date of the immediately preceding year’s annual meeting of stockholders. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and record address of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between such stockholder and each proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to the Regulations of the Securities and Exchange Commission if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include attending meetings to discuss the furnished information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Nominating Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Proxy Statement.

Code of Ethics

We adopted a Code of Ethics, applicable to all employees, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officer, each of which is available on our website (www.akerna.com). Any amendment to or waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s website. The Code of Ethics provides that any waiver thereof may be made only by the Board.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Akerna Corp., 1630 Welton St., Floor 4, Denver, CO 80202, Attention: Secretary. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended June 30, 2020, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:

Name	Number of Late Reports (Transactions)	Number of Missing Reports (Transactions)
John Fowle	1 Form 4 (1 Transaction)	--
Matthew Kane	1 Form 4 (1 Transaction)	--
Tahira Rehmutallah	1 Form 4 (1 Transaction)	--
Ray Thompson	1 Form 3 2 Form 4 (3 Transactions)	--
Amy A. Poinsett Revocable Living Trust	1 Form 3	Form 5(1)
Ashesh Shah	1 Form 3	Form 5(1)

(1)	A Form 5 is indicated as not being filed solely because the Company did not receive a written representation from such stockholder that no Form 5 was required to be filed pursuant to section (b) of Item 405 of Regulation S-K. The Company does not have any information indicating that a Form 5 was actually required to be filed by the stockholder.

During the Company’s review of prior filings under Section 16(a), the Company determined that two missing reports that were required to be reported in last year’s annual report for the fiscal year ended June 30, 2019, were not reported as follows: Scott Sozio and Tahira Rehmutallah both had missing Form 3 reports. Both Mr. Sozio and Ms. Rehmutallah did file Form 3s related to their positions of officers and directors of our reporting predecessor Mtech Acquisition Corp.

Hedging Policy

The Company’s insider trading policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. The policy notes that these transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into these types of transactions may no longer have the same objectives as the Company’s other shareholders. In addition, under the policy no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any the Company’s securities granted as compensation or held, directly or indirectly, by such director or officer.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates.

In identifying qualified candidates for nomination to the Board, the Nominating Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

The Nominating Committee must give due consideration to characteristics, such as gender, age, ethnicity, disability, sexual orientation and geographic representation, which contribute to board diversity. The Nominating Committee may, in addition to conducting its own search, engage qualified independent advisors to assist in identifying prospective diverse director candidates that meet the selection criteria established by the Board and that support its diversity objectives. In implementing its responsibilities under this policy, the Nominating Committee will take into account the Board’s diversity objectives and the diverse nature of the business environment in which the Company operates, as well as the need to maintain flexibility to effectively address succession planning and to ensure that the Company continues to attract and retain highly qualified individuals to serve on the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

On October 10, 2018 (as amended on April 17, 2019), Akerna entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp. (“MTech”), MJ Freeway, LLC (“MJF”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub”), MTech Sponsor LLC (“MTech Sponsor”), a Florida limited liability company, in the capacity as the representative for the equity holders of Akerna (other than the sellers) thereunder, and MJF and Jessica Billingsley, in the capacity as the representative for the sellers thereunder. The Merger Agreement provided for two mergers: (1) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity; and (2) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity.

Prior to the above mergers, none of MTech Holdings’ executive officers or directors received any cash (or non-cash) compensation for services rendered to Akerna.

The following table sets forth all information concerning the compensation earned, for the fiscal years ended June 30, 2020 and 2019 for services rendered to us by persons who served as our named executive officers at the end of 2019. Individuals we refer to as our “named executive officers” include our chief executive officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended June 30, 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(e)		(i)		(j)
Jessica Billingsley	2020	250,000		54,750	(1)	153,474	(2)	21,780	(3)	480,004
Chief Executive Officer	2019	8,904	(4)	309,659	(5)	—		—		318,563
Nina Simosko(6)	2020	154,545		—		999,996	(7)	—		1,154,541
Chief Commercial Officer
John Fowle(8)	2020	106,250		—		799,997	(9)	—		906,247
Chief Financial Officer

(1)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for an annual bonus that is determined by the board of directors on the basis of fulfillment of the objective performance criteria established in its discretion. For the 2020 fiscal year, the annual bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The board of directors evaluated the achievement of these targets and Ms. Billingsley’s 2020 annual bonus amount was $54,750.
(2)	During 2020, Ms. Billingsley was awarded 10,000 restricted stock units with a grant date fair value of $57,900. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2023. Ms. Billingsley was awarded share-based compensation that was conditioned upon the price of a share of Akerna common stock achieving a specified total return as of June 30, 2020. This award had a grant date fair value of $12,465. The total return target was not achieved, as such no shares will be issued pursuant to this award. Ms. Billingsley was also awarded a share based annual bonus award of 19,694 shares of common stock. This award had a grant date fair value of $83,109.
(3)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During 2020, Ms. Billingsley redeemed $21,780 in loyalty awards for her personal use.
(4)	Ms. Billingsley became Chief Executive Officer of Akerna on June 17, 2019. Ms. Billingsley will be paid an annual salary of $250,000, pursuant to an employment agreement with Akerna, and was paid $8,904, as a pro rata portion of her salary for year ended June 30, 2019.
(5)	Within ten days consummation of the Merger Agreement, Akerna paid Ms. Billingsley a single lump sum of $95,000. Additionally, as a result of reaching a certain target, Ms. Billingsley’s received a bonus of $214,659.

(6)	Ms. Simosko became Chief Revenue Officer of Akerna on September 23, 2019, her title was subsequently changed to Chief Commercial Officer without any change in duties or compensation.
(7)	During 2020, Ms. Simosko was awarded 125,156 restricted stock units with a grant date fair value of $999,996, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.
(8)	Mr. Fowle became Chief Financial Officer of Akerna on December 17, 2019.
(9)	During 2020, Mr. Fowle was awarded 72,727 restricted stock units with a grant date fair value of $799,997, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

Employment Agreements

Jessica Billingsley

In connection with the consummation of the mergers on June 17, 2019, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna pays Ms. Billingsley an annual base salary in the amount of $250,000. The base salary is subject to (1) review at least annually by the board of directors of Akerna for increase, but not decrease, and (2) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s TTM revenue as of the Closing. Within ten days of the consummation of the Merger Agreement, Akerna paid Ms. Billingsley a completion award in a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety days after the commencement of the relevant fiscal year. For the 2020 and 2019 fiscal years, the Annual Bonus was determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)). During fiscal year ended June 30, 2019, due to achieving a target Ms. Billingsley received a bonus of $214,659. During the fiscal year ended June 30, 2020, due to achieving targets Ms. Billingsley received a bonus of $54,750 and she received a discretionary share bonus of $90,000 worth of the Company’s shares of common stock based on the 10-day volume weighted average price as of the date of the award, which resulted in the issuance of 19,694 shares of common stock with a grant date fair value of $83,109.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

In the event of Ms. Billingsley’s termination for cause or without good reason, Akerna will be obligated to pay any accrued but unpaid base salary and any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs. In the event of Ms. Billingsley’s termination without cause or with good reason, Akerna will be obligated to pay any accrued but unpaid base salary, any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs, a cash severance payment equal to her base salary, pro-rated annual bonus for the fiscal year in which the termination occurs through the date of termination, and twelve months of health benefits.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under a certain Non-Competition Agreement between Ms. Billingsley and Akerna. The Billingsley Employment Agreement also contains a non-disparagement provision that apply through her employment and for a term of two years thereafter.

John Fowle

On December 17, 2019, Mr. Fowle entered into a letter agreement with Akerna. Mr. Fowle serves as the Chief Financial Officer of Akerna at will. Akerna pays Mr. Fowle an annual base salary of $200,000. At the Board’s discretion, Mr. Fowle may be eligible for a bonus. Mr. Fowle received a grant of approximately $800,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Mr. Fowle is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Mr. Fowle, which obligates Mr. Fowle from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Fowle during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Fowle to return all Akerna property and disclose all work product to Akerna.

Nina Simosko

On September 23, 2019, Ms. Simosko entered into a letter agreement with Akerna. Ms. Simosko serves as the Chief Revenue Officer of Akerna at will. Akerna pays Ms. Simosko an annual base salary of $200,000. At the Board’s discretion, Ms. Simosko may be eligible for a bonus. Ms. Simosko will receive an approximate grant of $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by Akerna without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Simosko, which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Ms. Simosko to return all Akerna property and disclose all work product to Akerna.

Outstanding Equity Awards at Fiscal Year-End

A summary of the number and the value of the outstanding equity awards as of June 30, 2020 held by the named executive officers is set out in the table below.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(g)	(h)	(i)		(j)
Jessica Billingsley	—	—	10,000	(2)	88,000
Chief Executive Officer	—	—	19,694	(3)	83,109

Nina Simosko	—	—	125,156	(4)	1,101,373
Chief Revenue Officer

John Fowle	—	—	72,727	(5)	639,998
Chief Financial Officer

(1)	Each RSU represents a contingent right to receive one share of common stock of the Company.
(2)	Represents 10,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2020, 2,500 units shall vest on July 1, 2021, 2,500 units shall vest on July 1 2022, and 2,500 units shall vest on July 1, 2023.
(3)	Represents 19,694 shares awarded at the discretion of the board of directors for performance for fiscal year 2020, with a fair market value of $83,109. Does not include 26,023 RSUs granted during 2020, the vesting of which was contingent upon Akerna achieving a specified total shareholder return, measured at the end of the fiscal year. This target was not achieved and as such the RSUs will not vest.
(4)	Represents 125,156 RSUs, which vest as follows; 31,289 units shall vest on October 7, 2020, 31,289 units shall vest on October 7, 2021, 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that she is terminated without cause or by her with good reason..
(5)	Represents 72,727 RSUs, which vest as follows; 18,181 shares shall vest on December 17, 2020, 18,182 shares shall vest on December 17, 2021, 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023.

Options

There were no options granted in the fiscal year ended June 30, 2020.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

The following table sets forth the compensation granted to our directors who are not also executive officers during the fiscal year ended June 30, 2020. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option award(1) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Matthew Kane	20,250	15,196	—	—	—	—	35,446
Mark Iwanowski	20,575	15,936	—	—	—	—	36,511
Tahira Rehmatullah	21,750	16,325	—	—	—	—	38,075
Scott Sozio(1)	234,271	11,132	—	—	—	—	245,403

(1)	Mr. Sozio receives compensation pursuant to his role as Head of Corporate Development and is not compensated as an independent director.

Narrative Disclosure to Director Compensation Table

Compensation granted to our directors who are not also executive officers in fiscal year 2020 included an annual fee of $30,000 and additional fees for service on committees of the board of directors, paid in a mix of cash and stock awards. Stock awards were granted on October 7, 2019 and January 28, 2020 and vest 25% at the end of each fiscal quarter. Directors did not receive meeting fees in 2020.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of Akerna’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that Akerna’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from Akerna’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Akerna.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of Akerna’s capital stock outstanding as of the date of this prospectus, by: (1) each stockholder known to be the beneficial owner of more than five percent of any class of Akerna’s voting stock then outstanding; (2) each of Akerna’s directors and nominees to serve as director; (3) each of Akerna’s named executive officers; and (4) Akerna’s current directors and executive officers as a group.

As of November 4, 2020, there were 19,685,932 shares of common stock issued and outstanding. Each share entitles the holder thereof to one vote.

The information regarding beneficial ownership of shares of common stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Akerna within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Akerna Shares of Common Stock	Percentage(2)
DIRECTORS AND OFFICERS
Jessica Billingsley(3)	1,177,996	6.0%
Matthew Kane(4)	263,254	1.3%
Scott Sozio(5)	273,672	1.4%
Tahira Rehmatullah(6)	51,307	*
Mark Iwanowski	3,988	*
David McCullough(7)	50,089	*
Ray Thompson(8)	42,145	*
Nina Simosko(9)	—	*
John Fowle(10)	—	*
All directors and officers as a group (nine persons)	1,862,451	9.4%

5% STOCKHOLDERS
Amy A. Poinsett Revocable Living Trust(11)	1,325,802	6.7%
Ashesh Shah(12)	1,218,005	6.2%
John X. Prentice(13)	1,000,657	5.1%
Connective Capital Management, LLC(14)	1,041,666	5.3%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is 1630 Welton Street, Denver, Colorado 80202.

(2)	The percentage is based on 19,685,932 shares of common stock issued and outstanding as of November 4, 2020.
(3)	Represents 1,155,802 shares held by Jessica Billingsley Living Trust and 22,194 vested restricted stock units held by Ms. Billingsley. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Does not reflect 27,500 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 7,500 units shall vest on July 1, 2021, 7,500 units shall vest on July 1 2022, 7,500 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024.
(4)	Includes 263,254 shares held by Seam Capital, LLC. Mr. Kane is a manager of Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by Seam Capital, LLC. Does not reflect 1,854 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest on December 31, 2020.
(5)	Represents 241,362 shares and warrants to acquire 32,310 common shares held by Mr. Sozio. Does not reflect 102,166 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25,541 units shall vest on July 1, 2021, 25,541 units shall vest on July 1, 2022, 25,541 units shall vest on July 1, 2023 and 25,543 units shall vest on July 1, 2024.
(6)	Represents 46,180 shares and warrants to acquire 5,127 common shares held by Ms. Rehmatullah. Does not reflect 1,992 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest on December 31, 2020.
(7)	Does not reflect 26,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 7,000 units shall vest on July 1, 2021, 7,000 units shall vest on July 1, 2022, 7,000 units shall on July 1, 2023 and 5,000 units shall vest on July 1, 2024.
(8)	Of the 42,145 shares issued to Mr. Thompson: 20,037 are subject to the terms of a restricted stock agreement and vest as follows: 6,679 shares shall vest on January 1, 2021, 6,679 shares shall vest on January 1, 2022 and 6,679 shares shall vest on January 1, 2023. Does not include 66,287 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 12,929 units shall vest on January 1, 2021, 7,500 units shall vest on July 1, 2021, 12,929 units shall vest on January 1, 2022, 7,500 units shall vest on July 1, 2022, 12,929 units shall vest on January 1, 2023, 7,500 units shall vest on July 1, 2023 and 5,000 units shall vest on July 1, 2024.
(9)	Does not reflect 125,156 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 31,289 units shall vest on October 7, 2020, 31,289 units shall vest on October 7, 2021, 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that Ms. Simosko is terminated without cause or by Ms. Simosko with good reason.
(10)	Does not reflect 72,727 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 18,181 shares shall vest on December 17, 2020, 18,182 shares shall vest on December 17, 2021, 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023.
(11)	Based solely on the Form 4 filed jointly by Amy A. Poinsett Revocable Living Trust and Amy Poinsett on May 27, 2020. Amy Poinsett, the trustee of Amy A. Poinsett Revocable Living Trust, has sole and dispositive power over the shares held by the Amy A. Poinsett Revocable Living Trust.
(12)	Includes 676,186 shares held by ACS Pedersen LLC (d/b/a The London Fund SPV 10, LLC) and 97,639 shares held by Heath Hill Syndicate SPV 2, LLC. Of these shares, 76,294 are subject to the terms of an escrow agreement. Ashesh C. Shah and Palle Pedersen are the managing members of ACS Pedersen LLC and as such, Messrs. Shah and Pedersen have shared voting and dispositive power over the shares held by ACS Pedersen LLC.
(13)	Includes 998,037 Exchangeable Shares issued by Akerna’s wholly owned subsidiary, Akerna Canada Ample Exchange, Inc. The Exchangeable Shares may be exchanged on a one-for-one basis into shares of Akerna common stock. These shares are subject to the terms of an escrow agreement that may result in an increase or decrease in the number of Exchangeable Shares ultimately issued to Mr. Prentice. Also, includes options to acquire 2,620 shares of Akerna common stock issued pursuant to Akerna’s Incentive Plan.
(14)	Based solely on the information available to the Company, Robert Romero as COO/CCO of Connective Capital Management, LLC, the General Partner of both Connective Capital I QP LP and Connective Capital Emerging Energy QP LP, has voting and dispositive power over the 312,500 shares held by Connective Capital I QP LP and 729,166 shares held by Connective Capital Emerging Energy QP LP. The address of Connective Capital Management, LLC is 385 Homer Avenue, Palo Alto, California 94301.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in Akerna’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment of Scott Sozio

In July 2019, we hired Mr. Scott Sozio, at will, to serve as our Head of Corporate Development. Mr. Sozio receives an annual base salary of $150,000, which is to be credited against certain variable bonus compensation to be paid in a combination of cash and equity pursuant to the Incentive Plan once every twelve-month period. The terms of such bonus payment include the payment of 1% of the transaction value of acquisition transactions completed by Akerna, payable one-half as cash compensation and one-half in restricted stock units of Akerna.

In April 2020, Mr. Sozio was granted 1,230 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Trellis, which vested immediately. In August of 2020, Mr. Sozio’s compensation was restructured and he was granted 92,166 restricted stock units, which vest one quarter each year beginning on July 1, 2021. In September 2020, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on July 1, 2021 and 38,527 restricted stock units in connection with the closing of our acquisition of Ample, which vested immediately.

TechMagic

During the fiscal year ended June 30, 2020, we have been invoiced through our wholly-owned subsidiary Solo by TechMagic USA LLC, a Massachusetts limited liability, in an amount of approximately $657,000. When we acquired Solo in January 2020, there was an open balance payable to TechMagic of approximately $265,000. Subsequently, during the remainder of our fiscal year ended June 30, 2020, we received invoices totaling an aggregate additional amount of approximately $392,000. After our year ended June 30, 2020, through to the date hereof, we have received invoices totaling an aggregate amount of approximately $291,000 The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and September 2020. Mr. Ashesh Shah, formerly the president of Solo and currently the holder of 8.3% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. The invoices state that the services were rendered pursuant to the terms of an agreement regarding the development of mobile software products for Solo, entered into between Solo and TechMagic at a time when Mr. Shah was a principal at both entities.

Indemnification

Akerna’s amended and restated certificate of incorporation contains provisions limiting the liability of directors, and its amended and restated bylaws provides that it will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. Akerna’s amended and restated certificate of incorporation and bylaws also provides the board of directors with discretion to indemnify the other officers, employees, and agents when determined appropriate by the board of directors. In addition, Akerna entered into an indemnification agreement with each of its directors and executive officers, which requires it to indemnify them.

Related Person Transactions Policy and Procedure

Akerna’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Akerna or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Akerna’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Ours audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PROPOSAL NUMBER ONE — RATIFICATION OF AUDITORS

Introduction

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the stub period ending December 31, 2020 and recommends that stockholders vote “FOR” ratification of this appointment. Although stockholder approval of this appointment is not required by law and is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when appointing the independent registered public accounting firm in the future. Even if you ratify the appointment of Marcum LLP, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so. Marcum LLP was initially appointed by the Audit Committee on September 26, 2019. Representatives of Marcum LLP are not expected to be present at the Annual Meeting and are not expected to be available to respond to appropriate questions.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to Marcum and during the fiscal years ended June 30, 2020 and June 30, 2019:

Type of Service	2020	2019(4)
Audit Fees(1)	$321,209	508,921
Audit-Related Fees(2)	136,700	24,720
Tax Fees(3)	—	—
Other Fees	—	—
Total	$457,909	533,641

(1)	Comprised of fees associated with the audit of Akerna Corp.’s and its predecessor, MJ Freeway, LLC annual financial statements, interim reviews of financial statements registration statements, comfort letters and consents.
(2)	Comprised of services rendered in connection with the audits of acquired businesses.
(3)	Comprised of services for tax compliance and tax return preparation.
(4)	These amounts have been revised from the prior year presentation to conform to the 2020 presentation and include the audits of MJ Freeway, LLC in audit fees and MTech Acquisition in audit-related fees.

“Audit Fees” relate to fees and expenses billed by Marcum for the annual audits, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

“Audit-Related Fees” relate to fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

“Tax Fees” relate to fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

“All Other Fees” relate to fees for any services not included in the above-described categories.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. Akerna’s Audit Committee was formed upon consummation of the Business Combination. As a result, the Audit Committee did not pre-approve any of the foregoing services performed by Marcum. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Required Vote

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for stub-period ended December 31, 2020 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions. Therefore, broker non-votes will have an effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER TWO — APPROVAL OF
NASDAQ 20% CAP REMOVAL PROPOSAL

General

On June 8, 2020, we entered into the Securities Purchase Agreement, or the SPA, with two institutional investors, each a Note Holder and collectively the Note Holders, to sell a new series of senior secured convertible notes, or the Convertible Notes, of Akerna in a private placement, in the aggregate principal amount of $17,000,000 having an aggregate original issue discount of 12%, and ranking senior to all outstanding and future indebtedness of Akerna and our subsidiaries. The Convertible Notes were sold on June 9, 2020.

General Terms of the Convertible Notes

The Convertible Notes mature on June 1, 2023, the Maturity Date. The principal amount is payable in monthly installments beginning on October 1, 2020. Unless deferred by the holder, on installment dates from October 1, 2020 through, and including, January 4, 2021, $500,000 in principal amount will be payable, (y) with respect to the installment dates from, and including, February 1, 2021 through, and including, June 1, 2021, $825,000 in principal amount will be payable and (z) with respect to installment dates from, and including, July 1, 2021 through, and including, the earlier of the repayment of the Principal and the Maturity Date, $1,000,000 in principal amount will be payable. We may not prepay any portion of the principal amount nor interest, if any.

The Convertible Notes are convertible at any time in whole or in part, at the option of the Note Holders, into shares of the common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $11.50, or the Conversion Price.

The Convertible Notes require that, on each installment date, the Company will pay an amount of the Convertible Note equal to 110% of the principal amount to be paid on such installment date. On or after April 1, 2021, the Company may pay the Installment Amount by converting all or any portion thereof into shares of the common stock, subject to the satisfaction of customary equity conditions. If the Company satisfies such equity conditions (subject to the holder’s right to waive any such condition), the Company may elect convert any portion of an installment amount into shares of its common stock at a price per share equal to the lower of (i) the conversion price then in effect, (ii) the greater of (x) the floor price of $1.92 and (y) 90% of the lower of (A) the volume-weighted average price (VWAP) of the common stock as of the trading day immediately preceding the applicable date of determination and (B) the quotient of (I) the sum of the VWAP of the common stock for each of the two (2) trading days with the lowest VWAP of the common stock during the ten (10) consecutive trading day period ending and including the trading day immediately prior to the applicable date of determination, divided by (II) two (2). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period, but not less than the floor price.

Exchange Cap

The Convertible Notes shall not be convertible to the extent the conversion would result in Akerna issuing more shares of common stock than permitted under the rules of the Nasdaq Stock Market until such time as we shall have obtained Akerna stockholder approval (the “Exchange Cap”) – which we are seeking pursuant to this proposal.

Why does the Company need Stockholder Approval?

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Securities Purchase Agreement, we are seeking stockholder approval for elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding common stock upon conversion of the Convertible Notes.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

Without the Exchange Cap, the aggregate number of shares of common stock issuable upon the conversion of the Convertivle Notes could exceed 20% of our outstanding common stock on the date we issued the Convertible Notes and could potentially be issued at a price less than the greater of the book value or market of the shares on the applicable date. Therefore, the Exchange Cap was added to the provisions of the Convertible Notes which restrict the Convertible Notes from being convertible into shares of common stock in excess of 19.9% of our outstanding common stock on the date we issued the Covertible Notes.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the listing rules of Nasdaq to remove the Exchange Cap provisions under the Notes to permit the potential issuance of more than 20% of our outstanding common stock upon conversion of the Notes.

What is the Effect on Current Stockholders if the Nasdaq 20% Cap Removal Proposal is Approved?

If our stockholders approve this proposal, we will be able to eliminate the Exchange Cap in the Notes and therefore potentially issue shares of common stock issuable upon the conversion of the Convertible Notes in excess of 20% of our issued and outstanding shares of common stock as of the date we issued the Convertible Notes pursuant to the terms of the Securities Purchase Agreement.

Effect of Elimination of Exchange Cap

If stockholders approve the Nasdaq 20% Cap Removal Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company. There are two principal ways in which the Notes may be converted into shares of Common Stock: (1) conversion at the election of the holder of the Notes and (2) conversion into shares of Common Stock of the cahs amount due under the twelve amortization installment payments on the Notes.

For conversions at the election of the holder, at the current conversion rate of $11.50 for such conversions, the $17 million in principal amount of Convertible Notes would be convertible into 1,478,260 shares of common stock, representing approximately 7% dilution to current stockholders based on 19,685,932 shares of common sotck issued and outstanding on November 4, 2020. For conversions in relation to the amortization payments on the Convertible Notes, the conversion price is determined as a discount to the then current market price, as described above, subject to a conversion floor price of $1.92.  If all amortization payments are made at the conversion floor price of $1.92 per share, then the Company could potentially issue up to a maximum of approximately 9,739,583 shares of common stock representing 33% dilution to current stockholders based on 19,685,932 shares of common stock issued and outstanding on November 4, 2020. If the calcualted discount to the current market price of the Company’s Common Stock on the actual date of such amortization payments is above $1.92, the Company will issue fewer shares than this maximum amount for settlement of such amortization payments.

What is the Effect on Current Stockholders if the Nasdaq 20% Cap Removal Proposal is not Approved?

Repayment of the Convertible Notes in Cash

If the Nasdaq Exchange Cap Removal Proposal is not approved, to the extent that conversion of the Convertible Notes by the holders or by the Company pursuant to their terms would result in the issuance of more than 20% of the issued and outstanding shares of common stock at the time the Company issued the Convertible Notes, the Company would be unable to convert the Convertible Notes into shares and would be forced to pay cash to meet its obligations under the terms of the Convertible Notes. Under the terms of the Notes, the Company must make installment payments equal to 110% of the principal installment amount on any installment date, which payments total in aggregate $18.7 million. If the current proposal is not approved by the stockholders and the Company cannot settle the Convertible Notes in shares, the Company will be forced to pay the installment amounts in cash. Currently, under the restrictions of the Exchange Cap, the Company may issue only 2,650,415 shares in settlement of installment conversions. Failure of the stockholders to approve the Nasdaq Exchange Cap Proposal will drastically limit the ability of Company’s management to elect to make future installment payments in shares of common stock, which would result in utilizing the Company’s available cash to make installment payments under the Convertible Notes instead of funding its business operations and could negatively impact the Company’s financial condition and results of operations.

Potential Future Dilution

If the Company cannot issue shares of common stock in direct settlement of installment amounts under the Convertible Notes because of the Exchange Cap and the Company does not otherwise have sufficient available cash to meet such obligations, the Company may seek to raise additional capital through the issuance of shares of common stock or preferred stock, which issuances may be at prices more dilutive to stockholders than the terms permitting conversion of installment amounts into shares under the Convertible Notes. To the extent that the Company engages in such transactions to raise additional captial, the current stockholders could be substantially diluted.

Potential Event of Default

If this proposal is not approved, and if the Company does not have sufficient funds to make cash payments for the installment amounts and cannot raise such funds prior to an installment date, then the Company may default under the Convertible Notes. Occurrence of an event of default by the Company could have significant negative consequences for the Company and its stockholders. An event of default could harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy and the holders of the Convertible Notes seizing some or all of the assets of the Company and its subsidiaries which currently secure the Convertible Notes.

Obligation to continue to seek Approval

If our stockholders do not approve this proposal, we will be required to seek stockholder approval of this proposal every three months until we receive stockholder approval of this proposal or the Convertible Notes expire or are all converted pursuant to their terms. We are not seeking the approval of our stockholders to authorize our issuance of the Convertible Notes, as we have already issued the Convertible Notes, which are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Convertible Notes. The Convertible Notes will remain outstanding and the terms of the Convertible Notes will remain binding obligations of the Company.

Who are the holders of the Convertible Notes?

The investors in the Convertible Notes and the amounts held are set forth on the Schedule of Buyers attached as Appendix B.

Where can I find more information regarding the Convertible Notes?

The above descriptions set forth the material terms of the Convertible Notes. A more detailed description of the Convertible Notes the Securities Purchase Agreement and related transaction documents can be read in the Company’s Current Report on Form 8-K as filed with the SEC on June 9, 2020.

The Securities Purchase Agreement and the Form of Note are attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on June 9, 2020.

Required Vote of Stockholders

Approval of the this proposal requires the affirmative vote of the holders of a majority of the shares of our voting stock present in person or by proxy at the Annual Meeting and actually voted on this proposal. This proposal is a non-routine matter and shares may not be voted on by your broker if you do not submit voting instructions.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NASDAQ 20% CAP REMOVAL PROPOSAL.

PROPOSAL NUMBER THREE —INCENTIVE PLAN AMENDMENT

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Akerna stockholders for their approval an amendment to the Company’s Amended and Restated 2019 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan is currently comprised of 1,565,038 shares of our common stock to be reserved for issuance, in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance awards and other customary equity incentives. The proposed amendment would amend the language regarding the eligibility requirements for participants under the Incentive Plan to receive Incentive Stock Options.

Reason for the Amendment

Currently, the Incentive Plan provides that Incentive Stock Options (as defined in the Incentive Plan), which are options which have certain tax benefits to the holders thereof, can be granted to any person that is an employee of the Company, a Subsidiary (as defined in the Incentive Plan), Parent (as defined in the Incentive Plan) or Affiliate (as defined in the Incentive Plan) (including any non-employee directors) at the time of the grant of the Incentive Stock Option. However, the federal tax laws and rules applicable to the granting of Incentive Stock Options require that the grant of Incentive Stock Options be limited to employees of the Company, its subsidiaries and its parents. The inclusion of employees of Affiliates is too broad and not permissible for an incentive plan to grant incentive stock options under the federal tax laws and rules. Therefore, to correct this oversight in the Incentive Plan and permit the Company to issue Incentive Stock Options, the Board is recommending the that stockholders approve an amendment to the Incentive Plan to limit the grant of Incentive Stock Options to employees of the Company, a Subsidiary or a Parent. No other amendments are being made to the Incentive Plan.

Incentive Plan Amendment

Accordingly, pursuant to the Incentive Plan Amendment, if approved by the stockholders, Section 4 of the Incentive Plan which currenlty reads as follows:

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries, Parent or Affiliates who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company, a Subsidiary , Parent or Affiliate (including any non-employee directors) at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries, Parent or Affiliates with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

will be amended to read as follows (revised sentences underlined):

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries, Parent or Affiliates who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). Only employees of the Company, a Subsidiary or a Parent are eligible to receive Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an employee of the Company, a Subsidiary or Parent (including any non-employee directors) at the time of grant of the Option. Notwithstanding anything to the contrary, an award other than an Incentive Stock Option may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries, Parent or Affiliates with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

2019 Long Term Incentive Plan Summary

The purpose of the Incentive Plan is to enable the Company to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Plan Administration

The Incentive Plan is administered by the compensation committee of the Board (the “Compensation Committee”) or by the full Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of shares of common stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of common stock, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

Stock Options

Stock options granted under the Incentive Plan may be of two types: (i) Incentive Stock Options (as defined in the Incentive Plan) and (ii) Non-qualified Stock Options (as defined in the Incentive Plan). Any stock option granted under the Incentive Plan shall contain such terms, as the Compensation Committee may from time to time approve.

The term of each stock option shall be fixed by the Compensation Committee; provided, however, that no stock option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

The exercise price per share purchasable under a stock option shall be determined by the Compensation Committee at the time of grant; provided, however, that the exercise price of a stock option may not be less than 100% of the fair market value on the date of grant; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value on the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights in tandem with a stock option or alone and unrelated to a stock option. The Compensation Committee may grant stock appreciation rights to participants who have been or are being granted stock options under the Incentive Plan as a means of allowing such participants to exercise their stock options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a stock appreciation right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a stock appreciation right may be granted only at the time of the grant of such Incentive Stock Option. Stock appreciation rights shall be exercisable as shall be determined by the Compensation Committee. All or a portion of a stock appreciation right granted in tandem with a stock option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related stock option.

Restricted Stock and Restricted Stock Units

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the Incentive Plan. The Compensation Committee shall determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, any restriction period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Compensation Committee may award restricted stock units, which may be subject to vesting and forfeiture conditions during the applicable restriction period, as set forth in an agreement.

Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The holder will have the right to vote such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, subject to certain limited exceptions. Upon the expiration of the restriction period with respect to each award of restricted stock and the satisfaction of any other applicable restrictions, terms and conditions, all or part of such restricted stock shall become vested in accordance with the terms of the agreement. Any restricted stock that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such restricted stock.

The Compensation Committee may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the holder’s election, in a manner intended to comply with tax laws. A Holder will have no rights of a holder of common stock with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the Committee provides, a grant of restricted stock units may provide a holder with the right to receive dividend equivalents.

Other Stock-Based Awards

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries.

Change of Control Provisions

The Incentive Plan provides that in the event of a change of control event, (1) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (2) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of the Company’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Incentive Plan; (2) require a holder of outstanding options to relinquish such award to the Company upon the tender by the Company to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee. The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any provision of the Ethics Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Incentive Plan Participants

All officers, directors, employees and natural person consultants of the Company, its subsidiaries and its affiliates who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or its subsidiaries may participate in the Incentive Plan. Currently there are approximately the following number of persons in each class eligible to participate in the Incentive Plan:

Non-employee Directors: 3

Executive Officers: 4

Employees: 130

Natural Person Consultants: 5

Outside of Incentive Stock Options, which, assuming the Incentive Plan Amendment is approved, may not be granted to any person who is not an employee of the Company, a Subsidiary or Parent (including any non-employee directors) at the time of grant, all classes can participate equally in the equity awards granted under Incentive Plan. Participation in the Incentive Plan is determined in the sole discretion of the Compensation Committee or the Board.

Benefits under the Incentive Plan

The Compensation Committee has not determined any benefits to be granted under the Incentive Plan pursuant to the Incentive Plan Amendment nor has the Company entered into any agreements pursuant to which awards will be granted under the Incentive Plan conditional upon the approval of the Incentive Plan Amendment. Since the benefits and amounts to be awarded under the Incentive Plan are determined at the sole discretion of the Compensation Committee it is not possible to determine either (i) the specific benefits or amounts that will be granted to our chief executive officer, other named executive officers, our executive officers as a group, our non-executive directors as a group or our employees as group if the Incentive Plan Amendment is approved; or (ii) the benefits or amounts which would have been received by or allocated to each such person or group for the last completed fiscal year if the Incentive Plan Amendment had been in effect.

Required Vote and Board’s Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Incentive Plan Amendment. Abstentions and broker non-votes are counted as present an thus will have the same effect as an abstaining vote on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN AMENDMENT.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its headquarters at 1630 Welton Street, Floor 4, Denver, Colorado 80202 no later than July 12, 2021.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Company made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. Accordingly, for our 2021 annual meeting, notice of a nomination or proposal must be delivered to us no later than August 11, 2021 and no earlier than July 12, 2021. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chief Executive Officer may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at Akerna Corp., 1630 Welton Street, Floor 4, Denver, Colorado 80202, to inform us of their request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Akerna Corp., 1630 Welton Street, Floor 4, Denver, Colorado 80202, Attn: Secretary.

APPENDICES

APPENDIX A	Form of Proxy Card
APPENDIX B	Schedule of Buyers of Convertible Notes
APPENDIX C	Amended and Restated 2019 Equity Incentive Plan

By: Order of the Board of Directors,

Jessica Billinglsey
Chief Executive Officer

November 9, 2020

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

16916 Akerna Proxy Card_REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Mountain Time, on November 29, 2020.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDER-SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL AT THE ANNUAL MEETING. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-3.

Proposal	FOR	AGAINST	ABSTAIN
1. Ratification of appointment of Marcum LLP.	☐	☐	☐
2. Approval of Nasdaq 20% Cap Removal Proposal	☐	☐	☐
3. Approval of the Incentive Plan Amendment Proposal.	☐	☐	☐

Address Change? Mark box, sign, and indicate changes below: ☐

____

____

____

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2020**

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

A-1

16916 Akerna Proxy Card_REV1 Back

To view the 2020 Proxy Statement, 2020 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/akerna/2020

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AKERNA CORP.

Annual Meeting of Stockholders

November 30, 2020 9:00 AM (Mountain Time)

I/We being stockholders of Akerna Corp. (the "Company"), hereby appoint Jessica Billingsley, Chief Executive Officer, to the Company and John Fowle, Chief Financial Officer and Corporate Secretary to the Company OR ____________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the undersigned stockholder in accordance with the following direction (or if no directions have been given, as recommended by the Board of Directors) and all other matters that my properly come before the Annual Meeting of the Company to be held at the principal offices of the Company on November 30, 2020 at 9:00 AM Mountain Time or at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)

A-2

APPENDIX B

SCHEDULE OF BUYERS

Buyer	Original Principal Amount of Notes

High Trail Investments SA LLC	$9,000,000
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	$8,000,000

B-1

APPENDIX C

Akerna Corp.

2019 Long Term Incentive Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Plan is to enable the Company to offer to employees, officers and directors of and consultants to the Company and its Subsidiaries, Parent and Affiliates whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to share monetarily in the success of and/or acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means a corporation, limited liability company or other entity that controls, is controlled by, or is under common control with the Company and designated by the Committee from time to time as such.

(b) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(c) “Asset Sale” means an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means a transaction in which any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or combined voting power of the stock of the Company. A Change in Control caused by an increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as a Change of Control for purposes of the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(h) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(i) “Company” means Akerna Corp., a corporation organized under the laws of the State of Delaware.

(j) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k) “Effective Date” means the date determined pursuant to Section 11.1.

(l) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or is traded over-the-counter and last sale information is available, unless otherwise determined by the Committee, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), such price as the Committee shall determine, in good faith.

(m) “Holder” means a person who has received an award under the Plan.

(n) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(q) “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(r) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(s) “Plan” means the Company’s 2019 Long Term Incentive Plan, as hereinafter amended from time to time.

(t) “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(l) is comprised of shares of Common Stock and the difference between Fair Market Value and the exercise price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of shares of Common Stock shall mean the greater of the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of Stock Options or Stock Appreciation Rights shall mean the difference between the greater of (1) the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event and (2) the exercise price (if lower), multiplied by the number of shares subject to the award.

(u) “Restriction Period” means the time or times within which awards may be subject to forfeiture, including upon termination of employment or failure of performance conditions.

(v) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(x) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(y) “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, either a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date), or, at the Company’s election, cash in the amount of the SAR Value.

(z) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(aa) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(bb) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award. No award shall vest in less than a one-year period.

Section 2. Administration.

2.1. Committee Membership. The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company, Parent, Subsidiary or Affiliate to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards under this Plan and cash and non-cash awards made by the Company, Parent, Subsidiary and/or Affiliate outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no payment of cash or other property having a value greater than the Repurchase Value may be made, and no Option or Stock Appreciation Right with a lower exercise price may be granted, in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right.

Non-employee directors may not be granted any awards covering more than [●] shares of Common Stock in any year.

2.3. Interpretation of Plan. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Parent, Subsidiaries, Affiliates and Holders.

Section 3. Stock Subject to Plan.

3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be up to 1,565,038 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Restricted Stock Units or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2. Adjustment Upon Changes in Capitalization, Etc. In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.3. Administrative Stand Still. In the event of any changes in capitalization described above in Section 3.2, or any other extraordinary transaction or change affecting the shares or the share price of Common Stock, including any equity restructuring or any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any award for up to sixty days before and/or after such transaction; provided, however, that the Committee may not refuse to permit the exercise of any award during the last five trading days prior to the expiration of such award.

3.4. Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or Affiliate or the Company’s or any Subsidiary’s or Affiliate’s acquisition of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on awards in the Plan. Substitute awards will not count against the plan limit, except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries, Parent or Affiliates who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company, a Subsidiary, Parent or Affiliate (including any non-employee directors) at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries, Parent or Affiliates with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan.

5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant or, if greater, the par value of a share of Common Stock; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a two- to five-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the next sentence of this section, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee may also authorize other means for paying the exercise price of a Stock Option, including using the value of the Stock Option (as determined by the difference in the Fair Market Value of the Common Stock and the exercise price of the Stock Option or other means determined by the Committee).

(e) Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g) Termination by Reason of Death. If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year in the case of a Non-Qualified Stock Option or three months in the case of an Incentive Stock Option (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company, Parent, Subsidiary or Affiliate without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Incentive Stock Options. The aggregate Fair Market Value (on the date of grant of the Stock Option) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Stock Option. The Company shall have no liability to any Holder or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time or if a Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code.

(l) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(m) Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or, at the Company’s election, cash for the value so calculated.

(d) Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock; Restricted Stock Units.

7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, any Restriction Period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Committee may award Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable Restriction Period, as set forth in an Agreement.

7.2. Restricted Stock Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

7.3. Restricted Stock Units Terms and Conditions. Each Restricted Stock Units award shall be subject to the following terms and conditions:

(a) Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Holder’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Holder will have no rights of a holder of Common Stock with respect to shares subject to any Restricted Stock Unit unless and until the shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Committee provides, a grant of Restricted Stock Units may provide a Holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the Agreement.

Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance shares or options, whose award is tied to specific performance goals. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions. If there is a Change of Control, and the Board does not authorize or otherwise approve such transaction, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2. Approved Transactions. In the event of an Asset Sale or if there is a Change of Control that has been approved by the Company’s Board of Directors, then the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan; (ii) require a Holder of any Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash, stock or other property, or any combination thereof, in an amount equal to the Repurchase Value of such award; provided, however, that the obligation to tender the Repurchase Value to such Holders may be subject to any terms and conditions to which the tender of consideration to the Company’s stockholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the acquisition, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the Holder all or the applicable portion of the award based upon the Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Committee.

9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan or any Agreement, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan or the Agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any provision of the Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Section 11. Term of Plan.

11.1. Effective Date. The Plan shall be effective upon the approval of the Company’s shareholders.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company, Parent, Subsidiary or Affiliate is terminated for any reason whatsoever, and Holder (i) within three months after the date thereof, accepts employment with any competitor of, or otherwise engages in competition with, the Company, Parent, Subsidiary or Affiliate, (ii) within two years after the date thereof, solicits any customers or employees of the Company, Parent, Subsidiary or Affiliate to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) at any time uses or discloses to anyone outside the Company any confidential information of the Company, Parent, Subsidiary or Affiliate in violation of the Company’s policies or any agreement between the Holder and the Company, Parent, Subsidiary or Affiliate, the Committee, in its sole discretion, may require such Holder to return (through the payment of cash, return and transfer to the Company of shares of Common Stock or by other methods determined by the Committee) to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares subject to the award on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such shares, or (2) in the case of SARs, shall, at the Company’s election, return the full amount paid to the Holder in connection therewith.

(b) Termination for Cause. If a Holder’s employment with the Company, Parent, subsidiary or Affiliate is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares on the date of termination (or the sales price of such Shares if the shares were sold during such six month period) and the price the Holder paid the Company for such shares, (2) with the consent of the Company, which may be withheld for any reason or no reason, surrender to the Company shares of Common Stock having Fair Market Value equal to the Fair Market Value on the date they were acquired upon exercise of the Option or (3) in the case of SARs, shall return the full amount paid to the Holder in connection therewith.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company, Parent, Subsidiary or Affiliate any right to continued employment with the Company, Parent, Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company, Parent, Subsidiary or Affiliate to terminate the employment of any Holder who is an employee at any time.

12.4. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

12.5. Provisions for Foreign Participants. The Committee may modify awards granted to Holders who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

12.6. Limitations on Liability.

(a) Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as member of the Committee, director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary, Parent or Affiliate that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(b) Neither the Company nor any Subsidiary shall be liable to a Holder or any other person as to: (i) the non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Holder or other person due to the receipt, exercise or settlement of any Award granted hereunder.

12.7. Lock-Up Period. The Company may, at the request of any underwriter, placement agent or otherwise, in connection with the registered offering of any Company securities under the Securities Act or pursuant to an exemption therefrom, prohibit Holders from, directly or indirectly, selling or otherwise transferring any shares or other Company securities acquired under this Plan during a period of up to one hundred eighty days following either the effective date of a Company registration statement filed under the Securities Act, in the case of a registered offering, or the closing date of the sale of the Company securities, in the case of an offering exempt from registration, or for such longer period as determined by the underwriter or placement agent.

12.8. Data Privacy. As a condition for receiving any award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Parent, Subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its Parent, Subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Parent, Subsidiaries and Affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Parent, Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its Parent, Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 12.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents in this Section 12.8. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

12.9. Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

12.10. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.11. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.12. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.13. Clawback. Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.14. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.15. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent, Subsidiary or Affiliate and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.16. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.17. Applicable Laws. The obligations of the Company with respect to all Stock Options and other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed. Notwithstanding anything herein to the contrary, the Plan and all awards will be administered only in conformance with such applicable laws. To the extent such applicable laws permit, the Plan and all Agreements will be deemed amended as necessary to conform to such applicable laws.

12.18. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.19. Compliance with Section 409A of the Code. The Company intends that any awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the awards. Notwithstanding the Company’s intention, in the event any award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend this Plan and/or outstanding Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant of an award. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and the awards are exempt from or comply with Section 409A of the Code.

12.20. Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

12.21. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

12.22. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Agreements.